UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 4, 2013

THE CHUBB CORPORATION

(Exact name of registrant as specified in its charter)

New Jersey	1-8661	13-2595722
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Mountain View Road, Warren, New Jersey	07059
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (908) 903-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Signatures

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	On September 4, 2013, Timothy P. Flynn and Karen M. Hoguet were elected to the Board of Directors of The Chubb Corporation (Chubb). Mr. Flynn and Ms. Hoguet were both appointed to the Audit and Finance Committees of Chubb’s Board of Directors. Mr. Flynn is the retired Chairman of KPMG International. Ms. Hoguet is Chief Financial Officer of Macy’s, Inc.

Upon their respective elections to the Board of Directors, Mr. Flynn and Ms. Hoguet became entitled to receive a prorated portion of Chubb’s annual non-employee director retainer fee in the amount of $20,000, a prorated portion of the annual Audit Committee member stipend in the amount of $2,500 and a prorated portion of the annual Finance Committee member stipend in the amount of $2,500. Mr. Flynn and Ms. Hoguet also received a prorated annual equity award under The Chubb Corporation Long-Term Stock Incentive Plan (2009) in the form of 1,033 deferred stock units. Going forward, Mr. Flynn and Ms. Hoguet will participate in Chubb’s compensation and benefit programs on the same basis as Chubb’s other non-employee directors. Information regarding Chubb’s compensation and benefit programs for non-employee directors is set forth in Chubb’s proxy statement dated March 15, 2013 under the heading “Corporate Governance — Directors’ Compensation.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE CHUBB CORPORATION

Date: September 6, 2013	By:	/s/ W. Andrew Macan
	Name:	W. Andrew Macan
	Title:	Vice President and Secretary